Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Northeast Community Bancorp, Inc.

White Plains, New York

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 8, 2021, relating to the consolidated financial statements of Northeast Community Bancorp, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/S/ BDO USA, LLP

BDO USA, LLP

New York, New York

April 26, 2021